UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Senior Level Performance Bonus Plans

In February 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”) approved the Company’s 2020 Senior Level Performance Bonus Plan (the “2020 Bonus Plan”) applicable to all named executive officers and certain other key employees. On September 30, 2020, in view of the events and circumstances created by the COVID-19 pandemic, the Compensation Committee amended the 2020 Bonus Plan (the “2020 Bonus Plan Amendment”) and approved a Second Half 2020 Senior Level Performance Bonus Plan (the “Second Half 2020 Bonus Plan”). The Company also amended a performance-based bonus plan for the second half of 2020 applicable to other salaried employees consistent with the features of the Second Half 2020 Bonus Plan.

The 2020 Bonus Plan Amendment ends the applicable performance period as of June 30, 2020, which resulted in no bonuses earned or paid under such plan. The Second Half 2020 Bonus Plan provides for bonuses based on the Company’s revenue and Adjusted EBITDA performance for the second half of 2020, both equally weighted (collectively, the “Performance Metrics”). The Second Half 2020 Bonus Plan eliminates individual performance modifiers for the named executive officers and certain other key employees.

The Compensation Committee approved performance goals for each of the Performance Metrics relating to threshold, target and maximum earned bonuses that correspond to the budget for the second half of 2020 originally set in February 2020. The Second Half 2020 Bonus Plan performance goals were not modified or reduced for the impact of the COVID-19 pandemic. The Compensation Committee also reduced the threshold, target and maximum payouts under the Second Half 2020 Bonus Plan for named executive officers from 50% to 150% of their target bonuses under the 2020 Bonus Plan (30% to 200%, including individual performance modifiers) to 25% to 75% of their target bonuses under the Second Half 2020 Bonus Plan.

The Compensation Committee recognized that the performance goals under the 2020 Bonus Plan were established at a time when the specific adverse impact of the COVID-19 pandemic on the Company’s business and financial performance was unforeseeable and that such impact was largely out of management’s control. The Compensation Committee also considered management’s leadership during, and response to, the pandemic and business recovery efforts, including: (i) swiftly implementing additional health and safety measures to comply with global regulations and protect its employees; (ii) preserving liquidity and reducing capital and operating expenses; (iii) minimizing salaried employee furloughs and layoffs; (iv) implementing a salary deferral program; and (v) providing compensation to hourly employees during layoffs to improve retention and ensure manufacturing readiness.

The Compensation Committee believes that the Second Half 2020 Bonus Plan: (i) recognizes the hard work, commitment and achievements of the participants during a very challenging time for the Company; (ii) motivates the Company’s employees to continue to work to achieve important 2020 financial objectives that drive long-term shareholder value; (iii) maintains a formulaic approach to determining bonus payments for the named executive officers based on the Company performance and holds management accountable to its original budget for the second half of 2020; and (iv) balances shareholder interests by reducing payouts commensurate with a half year plan.

Item 8.01	Other Events.

Salary Deferral

The Company previously disclosed the implementation of a salary deferral program effective May 1, 2020, including 40% of the base salary of the Company’s Chief Executive Officer, 30% of the base salaries of the Company’s other executive officers and 20% of the base salaries of other salaried employees (subject to certain exceptions). The salary deferral program was intended to be effective until December 31, 2020; however, the Company has determined to terminate the salary deferral program as of September 30, 2020. The accumulated deferred base salary will be paid on or before March 15, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Half 2020 Gentherm Incorporated Senior Level Performance Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: October 6, 2020

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